                                                                      Exhibit 21

                 SUBSIDIARIES OF NOBEL EDUCATION DYNAMICS, INC.

Name of Subsidiary                            Jurisdiction of Incorporation
------------------                            -----------------------------

Bluegrass Real Estate, Inc.                   Pennsylvania

Merryhill Schools, Inc.                       California

Educo, Inc.                                   Maryland

Another Generation Enterprises, Inc.          Florida